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                                                                 EXHIBIT (a)(20)

[TYSON LETTERHEAD]




                                                                 January 5, 2001

Dear IBP Stockholder:

   We are pleased to inform you that IBP, inc. has entered into a merger agreement with Tyson Foods, Inc. Under the merger agreement, we have increased the price per share being offered in our existing cash tender offer for up to 50.1% of the IBP shares to $30.00 per share. The enclosed Supplement No. 1 to the Offer to Purchase discusses in more detail this revised cash tender offer. If you wish to tender your shares in the cash tender offer, you should complete the enclosed YELLOW Letter of Transmittal.

   We will also commence shortly an exchange offer to acquire all outstanding IBP shares not purchased by us in the cash tender offer. In the exchange offer, we will be offering to exchange $30.00 of Tyson Class A common stock for each outstanding IBP share, subject to some limitations. We will be sending to you soon an Offer to Exchange describing the exchange offer in more detail.

   If the cash tender offer is successful, we will purchase only a pro rata number of shares from each tendering IBP stockholder so that we will own 50.1% of the outstanding IBP shares. The IBP shares that you have tendered, but which we do not purchase because of this proration, will be delivered to the exchange agent for the exchange offer and treated as tendered shares for the exchange offer unless you advise us otherwise. If you do not want your unpurchased shares to be delivered to the exchange agent for the exchange offer, follow the instructions in the YELLOW Letter of Transmittal and check the appropriate box indicating that these unpurchased shares should be returned to you. If you have already tendered your shares using the BLUE Letter of Transmittal previously sent to you and do not want your unpurchased shares delivered to the exchange agent for the exchange offer, follow the instructions on the YELLOW Letter of Transmittal or call our information agent at the number below.

   If you do not want to tender your IBP shares in the cash tender offer, but would like to tender them in the exchange offer only, do not complete either the BLUE Letter of Transmittal or the YELLOW Letter of Transmittal. Instead use the GREEN Letter of Transmittal which we will send to you with the Offer to Exchange.

   We encourage you to read carefully the Supplement No. 1 and the YELLOW Letter of Transmittal enclosed with this letter, and the Offer to Exchange which we will mail to you shortly. If you have any questions or require assistance, please call our Information Agent, MacKenzie Partners, Inc., at
(800) 322-2885 (toll free) or (212) 929-5500 (please call collect). Thank you.

                                        Very truly yours,

                                        Tyson Foods, Inc.

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                                                                Exhibit (a)(19)

                                 [TYSON LOGO]




                                                                 January 5, 2001

Dear IBP Stockholder:

   We are pleased to inform you that IBP, inc. has entered into a merger agreement with Tyson Foods, Inc. Under the merger agreement, we have increased the price per share being offered in our existing cash tender offer for up to 50.1% of the IBP shares to $30.00 per share. The enclosed Supplement No. 1 to the Offer to Purchase discusses in more detail this revised cash tender offer. If you wish to tender your shares in the cash tender offer, you should complete the enclosed YELLOW Letter of Transmittal.

   We will also commence shortly an exchange offer to acquire all outstanding IBP shares not purchased by us in the cash tender offer. In the exchange offer, we will be offering to exchange $30.00 of Tyson Class A common stock for each outstanding IBP share, subject to some limitations. We will be sending to you soon an Offer to Exchange describing the exchange offer in more detail.

   If the cash tender offer is successful, we will purchase only a pro rata number of shares from each tendering IBP stockholder so that we will own 50.1% of the outstanding IBP shares. The IBP shares that you have tendered, but which we do not purchase because of this proration, will be delivered to the exchange agent for the exchange offer and treated as tendered shares for the exchange offer unless you advise us otherwise. If you do not want your unpurchased shares to be delivered to the exchange agent for the exchange offer, follow the instructions in the YELLOW Letter of Transmittal and check the appropriate box indicating that these unpurchased shares should be returned to you. If you have already tendered your shares using the BLUE Letter of Transmittal previously sent to you and do not want your unpurchased shares delivered to the exchange agent for the exchange offer, follow the instructions on the YELLOW Letter of Transmittal or call our information agent at the number below.

   If you do not want to tender your IBP shares in the cash tender offer, but would like to tender them in the exchange offer only, do not complete either the BLUE Letter of Transmittal or the YELLOW Letter of Transmittal. Instead use the GREEN Letter of Transmittal which we will send to you with the Offer to Exchange.

   We encourage you to read carefully the Supplement No. 1 and the YELLOW Letter of Transmittal enclosed with this letter, and the Offer to Exchange which we will mail to you shortly. If you have any questions or require assistance, please call our Information Agent, MacKenzie Partners, Inc., at
(800) 322-2885 (toll free) or (212) 929-5500 (please call collect). Thank you.

                                        Very truly yours,

                                        Tyson Foods, Inc.